Exhibit 99.1

Contact:	Jim Barron/Robin Weinberg
212-687-8080
press@comscore.com

comScore to File 10-K and Hold Business Update Call on Monday, March 26

RESTON, Va. – March 23, 2018 – comScore, Inc. (OTC: SCOR) today announced it expects to file its Annual Report on Form 10-K for the year ended December 31, 2017 with the Securities and Exchange Commission (the "SEC") today, Friday, March 23, after market hours. The 10-K will contain audited consolidated financial statements for the years ended December 31, 2017, 2016 and 2015, and include unaudited restated results for 2014 and 2013. comScore also expects to file its Quarterly Reports on Form 10-Q for the quarters ended September 30, June 30 and March 31, 2017 with the SEC on March 23.

comScore also announced that it intends to provide a business update in a conference call on Monday, March 26 at 8:00 a.m. ET.

To access this call, dial (866) 547-1509 (domestic) or (920) 663-6208 (international) and reference conference ID 6736369. Investors are advised to dial in at least 10 minutes prior to the call to register.

Additionally, a live webcast of the conference call will be available on the Investor Relations section of the company's website at http://ir.comscore.com/events.cfm.

Following the conference call, a replay will be available via webcast at
http://ir.comscore.com/events-presentations.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, comScore's expectations as to the timing of its filings on Form 10-K and Form 10-Q and its plans to provide a business update on March 26, 2018. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, comScore's ability to achieve its expected timeline and plans. For additional discussion of risk factors, please refer to comScore's respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that comScore makes from time to time with the SEC, which are available on the SEC's website (www.sec.gov).

Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. comScore does not intend or undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.